Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-232902 on Form S-8 of our reports dated February 25, 2021, relating to the financial statements and financial statement schedule of Groupon, Inc. and subsidiaries (the "Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ Deloitte & Touche LLP

Chicago, Illinois
February 25, 2021